Important Notice

Morgan Stanley California Insured Municipal Income Trust

Special Meeting of Shareholders Adjourned to January 23, 2009

The Special Meeting of Shareholders of Morgan Stanley California Insured Municipal Income Trust originally held on November 14, 2008 has been adjourned further to January 23, 2009 to solicit additional shareholder votes.  Please take a moment to cast your vote and return the proxy card in the envelope provided.  If it is more convenient, you may cast your vote via the Internet or by telephone.  Please see the enclosed proxy card for instructions to vote by Internet or by telephone.